UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 11, 2026

Ondas Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39761	47-2615102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Lakeview Avenue, Suite 800, West Palm Beach, Florida 33401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (888) 350-9994

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001	ONDS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On February 11, 2026, the Compensation Committee of the Board of Directors of Ondas Inc. (the “Company”) approved an equity award to Eric Brock, the Company’s Chairman and Chief Executive Officer, in recognition of his exceptional performance, long-term commitment, and sustained leadership of the Company.

Equity Award Overview

The equity award consists of Restricted Stock Units (RSUs) representing ~ 3.0% of the Company’s currently outstanding shares of common stock, equivalent to 13.5 million shares.

The equity award will vest over a three-year period pursuant to the following schedule:

DATE	VESTING SCHEDULE
June 1, 2026	4,500,000
March 10, 2027	1,800,000
June 1, 2027	1,800,000
March 10, 2028	1,800,000
June 1, 2028	1,800,000
March 10, 2029	1,800,000

Vesting is subject to Mr. Brock’s continued service to the Company through each applicable vesting date and customary conditions set forth in the definitive equity award agreement and the Ondas Inc. 2021 Incentive Stock Plan, as amended.

Rationale for Equity Award

In approving the equity award, the Compensation Committee noted that since becoming Chief Executive Officer in 2018, Mr. Brock has not received any cash bonuses or equity awards, except a one-time cash bonus of $50,000, and has maintained a comparatively low base salary throughout his tenure. The Compensation Committee determined that the equity award appropriately recognizes both historical performance and the importance of leadership continuity as the Company enters its next phase of growth.

The Board further cited Mr. Brock’s exceptional performance over recent years, including:

●	Substantial growth in the Company’s market capitalization, which has increased from approximately $225 million to over $3.9 billion as of the grant date;

●	Significant strengthening of the Company’s balance sheet over the past twelve months, reflecting a pro-forma cash position of $1.5 billion as of December 31, 2025 (including the Company’s January 2026 offering), and providing enhanced financial flexibility and long-term strategic capacity;

●	The development and execution of the Company’s “core + strategic” growth plan, including the launch and execution of accretive investment and acquisition program, which has expanded the Company’s technology portfolio, market presence, and long-term growth opportunities;

●	Positioning Ondas Autonomous Systems as a high-growth, global leader in defense and security unmanned and autonomous systems with scale, capital, and integrated capabilities; and

●	The successful engagement of investors and strategic partners, reflecting strong investor confidence in the Company’s strategy, leadership, and execution capabilities.

The Compensation Committee believes this equity award meaningfully aligns Mr. Brock’s long-term incentives with those of shareholders, reinforces his continued focus on driving operating and financial performance, and supports the Company’s objective of sustaining leadership continuity over the long-term.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2026	ONDAS INC.

	By:	/s/ Neil Laird
Neil Laird
Chief Financial Officer

2